Exhibit 99.1

VirTra Reports Third Quarter and Nine Months 2026 Financial Results

CHANDLER, Ariz. — November 12, 2026 — VirTra, Inc. (Nasdaq: VTSI) (“VirTra” or the “Company”), a global provider of judgmental use-of-force and firearms training simulators, reported results for the third quarter and six months ended September 30, 2026. The financial statements are available on VirTra’s website and here.

Third Quarter 2026 and Recent Operational Highlights

●	Bookings totaled $10.3 million during the third quarter, up 87% from $5.5 million in Q2 2026.
●	Total backlog as of September 30, 2026 was $27.6 million and included $14.1 million in capital, $3.9 million in service, and $9.6 million in STEP contracts.
●

Awarded a five-year sole-source contract with U.S. Customs and Border Protection (CBP) with up to $14 million of potential value to modernize, maintain, and support the agency's nationwide simulator training network.

●	Awarded a $1.5 million sole-source contract from the U.S. Army to provide a V-300® training system and related equipment supporting firearms training and force readiness initiatives in Tajikistan.
●

Advanced military growth initiatives through participation in the U.S. Army Marketplace, where VirTra's solutions are now available for evaluation across Weapons Skills Development, Joint Fires Training, and Counter-Unmanned Aircraft Systems (C-UAS), supporting future opportunities within the U.S. Army.

Third Quarter and Nine Months 2026 Financial Highlights

	For the Three Months Ended			For the Nine Months Ended
All figures in millions, except per share data	September 30, 2026	September 30, 2025	% Δ	September 30, 2026	September 30, 2025	% Δ
Total Revenue	$7.6	$5.3	42%	$16.9	$19.5	-13%

Gross Profit	$5.3	$3.5	52%	$10.9	$13.5	-20%
Gross Margin	70%	66%	N/A	65%	69%	N/A

Net Income (Loss)	$2.2	$(0.4)	657%	$0.6	$1.1	-45%
Diluted EPS	$0.19	$(0.03)	N/A	$0.05	$0.09	N/A
Adjusted EBITDA	$2.6	$0.09	2696%	$2.2	$2.5	-13%

Management Commentary

VirTra CEO John Givens stated: “Our third quarter results reflect continued improvement across the business, highlighted by strong revenue growth, accelerating bookings, and improved profitability. We are particularly encouraged by the acceleration in customer orders, which, together with our improving revenue performance, provides tangible evidence that demand is translating into business results.

“We are also seeing encouraging developments in the government funding environment. Following nearly two years of limited grant activity, funding programs are reopening and customers are actively pursuing new opportunities. While the timing of grant awards, funding distributions, and customer deployments remains difficult to predict, we believe these developments represent an important step toward a more favorable operating environment.

“At the same time, we continue to expand our opportunities across federal, military, and international markets, supported by recent contract awards, our participation in the U.S. Army Marketplace, and ongoing customer engagement. As we look ahead, our focus remains on expanding our presence across our core markets, deepening customer relationships, and capitalizing on the improving demand environment.”

Nine Months 2026 Financial Results

Total revenue was $16.9 million, compared to $19.5 million in the prior year period. The decrease was due to several customers booked in Q3 and Q4 2025 being unable to accept delivery in the first nine months of 2026.

Gross profit was $10.9 million (65% of revenue), compared to $13.5 million (69% of revenue) in the prior year period.

Net operating expense was $10.4 million, compared to $11.7 million in the prior year period.

Income from operations was $0.5 million, compared to $1.8 million in the prior year period.

Net income was $0.6 million, or $0.05 per diluted share, compared to $1.1 million, or $0.09 per diluted share, in the prior year period.

Adjusted EBITDA, a non-GAAP metric, was $2.2 million, compared to $2.4 million in the prior year period.

Third Quarter 2026 Financial Results

Total revenue was $7.6 million, compared to $5.3 million in the prior year period. The increase is primarily due to an increase in government and international sales.

Gross profit was $5.3 million (70% of revenue), compared to $3.5 million (66% of revenue) in the prior year period.

Net operating expense was $3.3 million, compared to $4.0 million in the prior year period.

Income from operations was $2.0 million, compared to $(0.5) million in the prior year period.

Net income (loss) was $2.2 million, or $0.19 per diluted share, compared to $(0.4) million, or $(0.03) per diluted share, in the prior year period.

Adjusted EBITDA, a non-GAAP metric, was $2.6 million, compared to $0.7 million in the prior year period.

Financial Commentary

VirTra CFO Alanna Boudreau stated: “Third quarter revenue increased 42% year-over-year to $7.6 million, driven by international system deliveries and improved revenue conversion, while gross margin expanded to 70%, reflecting the benefit of higher revenue volume and improved operating leverage. We generated $10.3 million of bookings during the quarter and ended September with $27.6 million of backlog, supporting our visibility into future revenue opportunities

“Our balance sheet remains healthy, with $18.4 million in cash at quarter-end, providing the flexibility to invest in our technology, operational capabilities, and growth initiatives. Although customer funding and procurement timelines continue to influence the pace at which backlog converts to revenue, we remain focused on converting backlog into revenue, managing costs, and maintaining the operating discipline needed to support profitable growth.”

Conference Call

VirTra’s management will hold a conference call today (November 12, 2026) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s CEO John Givens and Chief Financial Officer Alanna Boudreau will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-300-8521

International number: 1-412-317-6026

Conference ID: 10212841

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 26, 2026.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 10212841

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use-of-force and firearms training simulators for law enforcement, military, educational, and commercial markets. Since 1993, VirTra has been dedicated to saving lives by providing highly effective, realistic training designed to prepare officers for the most difficult real-world situations.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For Three Months Ended				For Nine Months Ended
	September 30,	September 30,	Increase	%	September 30,	September 30,	Increase	%
	2026	2025	(Decrease)	Change	2026	2025	(Decrease)	Change

Net Income (Loss)	$2,162,841	$(388,567)	$2,551,408	657%	$572,951	$1,050,807	$(477,856)	-45%
Adjustments:
Provision for income taxes	(134,678)	28,090	(162,768)	-579%	7,761	121,091	(113,330)	-94%
Depreciation and amortization	547,958	466,876	81,082	17%	1,538,353	1,297,209	241,144	19%
Interest (net)	(19,498)	(55,831)	36,333	-65%	(34,844)	(103,958)	69,114	-66%
EBITDA	2,556,623	50,568	2,506,055	4956%	2,084,221	2,365,149	(280,928)	-12%
Right of use amortization	-	40,871	(40,871)	-100%	72,774	125,236	(52,462)	-42%

Adjusted EBITDA	$2,556,623	$91,439	$2,465,184	2696%	$2,156,995	$2,490,385	$(333,390)	-13%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Alec Wilson and Greg Bradbury

Gateway Group, Inc.

VTSI@gateway-grp.com

949-574-3860

-Financial Tables to Follow-

VIRTRA, INC.

CONDENSED BALANCE SHEETS

(UNAUDITED)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$18,404,194	$18,594,598
Accounts receivable, net	5,588,767	5,502,087
Inventory, net	14,149,538	13,060,024
Unbilled revenue	967,455	868,216
Prepaid expenses and other current assets	1,763,125	2,622,462
Deferred Contract Costs, short term	374,375	374,375
Total current assets	41,247,454	41,021,762
Long-term assets:
Property and equipment, net	20,429,581	16,268,400
Operating lease right-of-use asset, net	-	268,873
Intangible assets, net	2,406,574	2,513,186
Security deposits, long-term	-	15,979
Other assets, long-term	451,489	424,226
Deferred tax asset, net	4,143,463	4,135,463
Deferred Contract Costs, long term	207,914	488,695
Total long-term assets	27,639,021	24,114,822
Total assets	$68,886,475	$65,136,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,027,814	$784,074
Accrued compensation and related costs	558,705	461,430
Accrued expenses and other current liabilities	1,329,823	1,196,565
Notes payable, current	311,645	227,754
Operating lease liability, short-term	-	196,311
Deferred revenue, short-term	6,944,467	7,361,738
Total current liabilities	10,172,454	10,227,872
Long-term liabilities:
Deferred revenue, long-term	1,322,994	1,913,393
Notes payable, long-term	11,024,880	7,314,085
Operating lease liability, long-term	-	89,053
Total long-term liabilities	12,347,874	9,316,531
Total liabilities	22,520,328	19,544,403

Commitments and contingencies (See Note 10)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 11,364,785 shares issued and outstanding as of September 30, 2026 and 11,303,885 as of December 31, 2025	1,136	1,130
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	33,257,100	33,056,091
Retained Earnings	13,107,911	12,534,960
Total stockholders’ equity	46,366,147	45,592,181
Total liabilities and stockholders’ equity	$68,886,475	$65,136,584

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Net sales	$7,623,319	$5,349,993	$16,860,823	$19,489,178
Total revenue	7,623,319	5,349,993	16,860,823	19,489,178

Cost of sales	2,289,258	1,831,969	5,977,255	5,961,795

Gross profit	5,334,061	3,518,024	10,883,568	13,527,383

Operating expenses:
General and administrative	2,930,888	3,278,663	9,062,233	9,788,609
Research and development	395,687	689,521	1,329,353	1,906,764

Net operating expense	3,326,575	3,968,184	10,391,586	11,695,373

Income (loss) from operations	2,007,486	(450,160)	491,982	1,832,010

Other income (expense):
Other income	140,622	114,454	357,467	264,337
Other (expense)	(119,945)	(24,771)	(268,737)	(924,449)

Net other income	20,677	89,683	88,730	(660,112)

Income (Loss) before provision for income taxes	2,028,163	(360,477)	580,712	1,171,898

Provision (Benefit) for income taxes	(134,678)	28,090	7,761	121,091

Net Income (loss)	$2,162,841	$(388,567)	$572,951	$1,050,807

Net Income (loss) per common share:
Basic	$0.19	$(0.03)	$0.05	$0.09
Diluted	$0.19	$(0.03)	$0.05	$0.09

Weighted average shares outstanding:
Basic	11,322,532	11,269,164	11,311,496	11,263,694
Diluted	11,322,532	11,269,164	11,311,496	11,263,694

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net Income	$572,951	$1,050,807
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,538,353	952,407
Right of use amortization	72,774	125,236
Employee stock compensation	201,014	88,938
Bad debt expense	(15,878)	-
Loss on disposal of lease	2,706	-
Loss on disposal of property and equipment	(88,400)	-
Changes in operating assets and liabilities:
Accounts receivable, net	(70,800)	2,996,605
Inventory, net	(1,089,515)	2,246,059
Other assets-long term	253,517	(673,949)
Deferred taxes	(8,000)	113,440
Unbilled revenue	(99,239)	975,022
Other assets	859,337	(321,297)
Prepaid expenses and other current assets	-	(1,273,295)
Accounts payable and other accrued expenses	474,271	(276,810)
Operating lease right of use	(75,992)	(127,239)
Deferred revenue	(1,007,670)	207,851
Net cash provided by operating activities	1,519,429	6,083,775

Cash flows from investing activities:
Internal intangible assets	(491,511)	(2,265,489)
Purchase of property and equipment	(1,013,009)	(898,953)
Net cash (used in) investing activities	(1,504,520)	(3,164,442)

Cash flows from financing activities:
Principal payments of debt	(205,313)	(193,056)
Net cash (used in) financing activities	(205,313)	(193,056)

Net (decrease) in cash	(190,404)	2,726,277
Cash and restricted cash, beginning of period	18,594,598	18,040,827
Cash and restricted cash, end of period	$18,404,194	$20,767,104

Supplemental disclosure of cash flow information:
Income taxes paid (refunded)	$(1,041,894)	$599,237
Interest paid	$252,483	$175,008
Noncash investing & financing activities disclosure:
Assumption of lease asset (Lessor)	$256,990	$-
Mortgage to purchase building	$(4,000,000)	$-